Exhibit 99.1

KULR Technology Group to Present on its Next-Gen Thermal Management Technologies at Benzinga Global Small Cap Conference on Wednesday, December 9, at 12:15 PM EST

SAN DIEGO (Dec. 02, 2020) – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation thermal management technologies, will be presenting at the upcoming virtual Benzinga Global Small Cap Conference on Wednesday, December 9, 2020, at 12:15 PM EST. Michael Mo, CEO of KULR, will provide an overview of the company and an update on recent strategic developments. He will also be hosting virtual one-on-one investor meetings. Complimentary investor registration and virtual one-on-one meeting requests can be accessed through the conference link below.

Event registration link: Benzinga Global Small Cap Conference

Presentation date: December 9, 2020

Presentation time: 12:15 PM EST

The inaugural Benzinga Global Small Cap Conference will be held on December 8 and 9, 2020, in an entirely virtual setting. Designed to bridge the gap between publicly traded companies, investors and traders, the Conference will enable small-cap companies to network and communicate with a broad and diverse investor base.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:
KULR Technology Group, Inc.
Main: (888) 367-5559
ir@kulrtechnology.com